Item 77M - Cash Management
Fund


On April 29, 2011 (the "Effective
Date"), Cash Management Fund
(the "Predecessor Fund"), a
series of DWS Institutional
Funds, a Massachusetts business
trust (Registration Nos. 033-
34079 and 811-06071), was
reorganized into Cash
Management Fund (the
"Acquiring Fund"), a
corresponding newly created
"shell" series of DWS Money
Market Trust, a Massachusetts
business trust (Registration Nos.
002-78122 and 811-03495).  On
the Effective Date, all of the
assets and liabilities of the
Predecessor Fund were
transferred to the Acquiring
Fund.  With the exception of the
differing trust of which it is a
series, the Acquiring Fund is
substantially similar to its
corresponding Predecessor Fund.

All financial and other relevant
information for the Predecessor
Fund for the six-month period
ended June 30, 2011 is reported
on the Form N-SAR filed by the
Acquiring Fund for the same
period.


Item 77M - Cash Reserves
Fund Institutional


On April 29, 2011 (the "Effective
Date"), Cash Reserves Fund
Institutional (the "Predecessor
Fund"), a series of DWS
Institutional Funds, a
Massachusetts business trust
(Registration Nos. 033-34079
and 811-06071), was reorganized
into Cash Reserves Fund
Institutional (the "Acquiring
Fund"), a corresponding newly
created "shell" series of DWS
Money Market Trust, a
Massachusetts business trust
(Registration Nos. 002-78122
and 811-03495).  On the
Effective Date, all of the assets
and liabilities of the Predecessor
Fund were transferred to the
Acquiring Fund.  With the
exception of the differing trust of
which it is a series, the Acquiring
Fund is substantially similar to
its corresponding Predecessor
Fund.

All financial and other relevant
information for the Predecessor
Fund for the six-month period
ended June 30, 2011 is reported
on the Form N-SAR filed by the
Acquiring Fund for the same
period.